Grant Thornton
致同

Grant Thornton
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致同会计师事务所（特殊普通合伙）
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U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

October 23, 2014

Re: Sutor Technology Group Limited
File No. 001-33959

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Sutor Technology Group Limited dated October 23, 2014 and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON